UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2026

LB Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Delaware	001-42831	81-1854347
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Pennsylvania Plaza, Suite 1025 New York, NY	10119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 605-0300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LBRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2026, LB Pharmaceuticals Inc (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (the “Investors”) pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell to the Investors an aggregate of (i) 3,306,571 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 1,417,107 shares of Common Stock (such shares issuable upon exercise of the Pre-Funded Warrants, the “Warrant Shares”, and together with the Shares and the Pre-Funded Warrants, the “Securities”). Each Share was offered and sold at a purchase price of $21.17 before deducting underwriting discounts and commissions and each Pre-Funded Warrant was offered and sold at a purchase price of $21.1699, which is equal to the purchase price per Share less the $0.0001 exercise price of each Pre-Funded Warrant, before deducting underwriting discounts and commissions.

Each Pre-Funded Warrant has an initial exercise price per share of $0.0001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants do not expire.

Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant (i) if immediately prior to the exercise, a holder (together with its affiliates), beneficially owns an aggregate number of shares of Common Stock greater than 4.99% or 9.99%, as applicable (the “Maximum Percentage”), of the total number of issued and outstanding shares of Common Stock of the Company without taking into account any Warrant Shares, or (ii) to the extent that immediately following the exercise, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Private Placement is expected to close on or about February 6, 2026, subject to the satisfaction of customary closing conditions. The Company estimates that the gross proceeds to the Company from the Private Placement will be approximately $100.0 million, before deducting any transaction-related expenses. The Company intends to use the net proceeds from the Private Placement to fund a Phase 2 trial for LB-102 as an adjunctive treatment for major depressive disorder (“MDD”), and for working capital and general corporate purposes.

Leerink Partners LLC, Piper Sandler & Co. and Stifel, Nicolaus & Company, Incorporated acted as placement agents for the Private Placement. The Company has agreed to pay the placement agents customary placement fees in their capacity as placement agents for the sale of the Shares to the Investors.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated February 4, 2026 (the “Registration Rights Agreement”), with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 (the “Registration Statement”) to register for resale of the Shares and the Warrant Shares within 60 days of the closing date of the Private Placement and to use its reasonable best efforts to have the Registration Statement declared effective as soon as possible, but no later than 90 days after the initial filing date of the Registration Statement, subject to extension under the terms of the Registration Rights Agreement. The Company also agreed to use reasonable best efforts to keep such registration statement effective until the earlier of the date the Shares and the Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Registration Rights Agreement includes customary provisions regarding payment of fees and expenses and indemnification.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, the form of Registration Rights Agreement and the form of Pre-Funded Warrant, which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above regarding the Private Placement are incorporated into this Item 3.02.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. Each of the Investors has provided representations appropriate for a private placement of securities. The sale of the Shares did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01	Regulation FD Disclosure.

On February 5, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

The Company intends to initiate a Phase 2 clinical trial of LB-102 as an adjunctive treatment for MDD in early 2027 and topline results are expected in the first half of 2029. The planned Phase 2 trial is a multi-center, randomized, double-blind, placebo-controlled trial with fixed- and flexible-doses and is designed to evaluate the efficacy and safety of two doses of LB-102 (15 mg and 25 mg given once daily) for the treatment of patients with MDD experiencing inadequate response after 1-2 prior trials with standard antidepressant therapy. The two-arm, six-week, outpatient trial is expected to enroll approximately 380 patients with MDD at approximately 50 sites in the U.S. and Europe. Patients will be randomized 1:1 to receive either LB-102 or placebo in addition to standard antidepressant therapy. The primary endpoint is the Montgomery–Åsberg Depression Rating Scale (MADRS)-10 at week six. The primary statistical analysis will compare results from all patients receiving LB-102, regardless of dose, with placebo. Secondary endpoints include Clinical Global Impression-Improvement/Clinical Global Impression-Severity, anhedonia, function, cognition, safety and tolerability.

MDD is a common and serious mood disorder and the leading cause of disability worldwide, impacting 280 million people globally and approximately 20 million people in the United States. MDD is characterized by persistent depressed mood and loss of interest. It can significantly impair how individuals feel, think and behave, with substantial impacts on daily functioning and quality of life. While some patients achieve an initial or adequate response with currently available therapies, a large proportion experience clinically meaningful residual symptoms and tolerability limitations. With currently available treatments, approximately 60% of patients experience two or more residual symptoms and 45%-70% experience cognitive dysfunction and/or anhedonia. For patients with inadequate response to therapy, a second medication is frequently added to the existing medication regimen, often targeting complementary neurochemical pathways with a goal of achieving broader and more durable symptom control. The Company believes LB-102 has potential for a favorable benefit–risk profile as an adjunctive treatment for MDD as compared to currently available antipsychotic therapies based on its strong mechanistic rationale, validating clinical and real-world experience with amisulpride and supportive results from its previously completed Phase 2 schizophrenia trial.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Registration Rights Agreement.

99.1	Press Release, dated February 5, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of hereof, and involve certain risks and uncertainties. Forward-looking statements include, but are not limited to, statements herein with respect to implied or express statements regarding the aggregate amount of proceeds to be received from the Private Placement, the closing of the Private Placement, the anticipated use of proceeds from the Private Placement, the design, objectives, initiation, timing, progress and results of the Company’s Phase 2 clinical trial of LB-102 as an adjunctive treatment for MDD. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, the factors that are described under the caption “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q filed with the SEC on November 6, 2025, and its subsequent filings with the SEC. The forward-looking statements herein are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LB Pharmaceuticals Inc

Date: February 5, 2026	By:	/s/ Heather Turner
Heather Turner
Chief Executive Officer